EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports First Quarter 2018 Results

ENGLEWOOD CLIFFS, N.J., April 26, 2018 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $4.3 million for the first quarter of 2018 compared with $10.6 million for the fourth quarter of 2017 and $11.9 million for the first quarter of 2017. Diluted earnings per share were $0.13 for the current quarter versus $0.33 earned in the fourth quarter of 2017 and $0.37 earned in the first quarter of 2017. Earnings for the first quarter 2018 included a $17.0 million pretax provision for loan losses related to the Bank’s New York City taxi medallion loan portfolio.

Adjusted net income amounted to $17.1 million, or $0.53 earnings per share, for the first quarter of 2018; $16.3 million, or $0.51 earnings per share, for the fourth quarter of 2017; and $12.3 million, or $0.38 earnings per share, for the first quarter of 2017. Adjusted net income excludes taxi medallion after-tax charges of $13.4 million for the first quarter 2018, $0.2 million for the fourth quarter of 2017, and $1.5 million for the first quarter 2017. In addition, the first quarter of 2018 excludes $0.5 million of income tax benefit from ASU 2016-19, the fourth quarter of 2017 excludes a $5.6 million deferred tax asset (“DTA”) estimated valuation charge resulting from the Tax Cuts & Jobs Act of 2017 (“Tax Act”), and the first quarter of 2017 excludes $1.1 million of after-tax net gains on sales of securities.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer stated, “We are pleased to report continued strong operating performance in the first quarter of 2018 resulting in an adjusted return on average assets of 1.37% and an adjusted return on average tangible common equity of 16.4%. On a quarterly average basis, total loans for the 2018 first quarter increased by an annualized 15.1% sequentially from the 2017 fourth quarter, while average deposits increased by 7.0% on the same basis. Although sequential point-to-point loan and deposit growth was less than typical for ConnectOne due to a large volume of business booked at year-end, we remain on track to achieve strong deposit and loan growth during 2018. We continue to build upon our C&I origination capabilities demonstrated by more than 25% annualized sequential growth in average C&I loans in the 2018 first quarter and, combined with the previously announced $75 million subordinated debt issuance in January 2018, have made substantial headway in reducing our commercial real estate concentration as a percentage of regulatory capital to 509% at March 31, 2018 from 568% at year-end 2017. On the technology front, the implementation of nCino continues, effectively digitizing our loan onboarding process, enhancing our client service capabilities and client experience while also providing additional operating leverage. While our net interest margin in the quarter appeared to contract significantly on a sequential quarter basis, the decrease was primarily attributable to known events and non-recurring items including the early first quarter issuance of $75 million of subordinated debt and a decrease in yield related loan fees. As we continue to invest in our infrastructure and new team members, the efficiency ratio, which due to seasonal factors is typically higher in the first quarter of the year, temporarily increased to 42.5%. In comparison to the first quarter of 2017, the ratio showed an improvement from 44.0%, and still places our organization as one of the best in the industry.”

Mr. Sorrentino added, “Our growth plans include new office centers in Melville, Long Island, which opened in April 2018, and in the Astoria, Queens Market, which is projected to open in the second half of the year. We are pleased with the groundwork we're laying for the continued success of the business and, going forward, our loan and deposit pipeline remains very strong. We continue to project 2018 loan growth to be in the low to mid-teens and remain well positioned to produce strong, sustainable long-term growth.”

Operating Results

Fully taxable equivalent net interest income for the first quarter of 2018 was $38.6 million, a decrease of $2.1 million, or 5.2%, from the fourth quarter of 2017, resulting from the effects of a lower day count and a 25 basis-points contraction in the net interest margin to 3.26% from 3.51%, partially offset by a 4.3% increase in average interest earning assets, primarily loans, to $4.8 billion in the first quarter 2018 from $4.6 billion in the fourth quarter 2017. Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.2 million during the first quarter of 2018 and $1.0 million during the fourth quarter of 2017. Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.24% in the first quarter of 2018, contracting by 18 basis-points from the fourth quarter of 2017 adjusted net interest margin of 3.42%. Contributing 9 basis-points to the margin contraction were the subordinated debt issuance and the change in the taxable equivalent adjustment, both of which were anticipated. The margin contraction also reflected approximately 6 basis-points of lower yield related fees which tend to fluctuate from quarter to quarter, with the remaining variance attributable to an increasingly competitive environment on both sides of the balance sheet negatively affecting both spreads and volumes of new business.

Fully taxable equivalent net interest income for the first quarter of 2018 increased by $4.7 million, or 13.7%, from the first quarter of 2017, resulting from an increase in average interest-earning assets of 18.4%, primarily loans, offset by a contraction in the net interest margin of 14 basis-points to 3.26% from 3.40%. Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.2 million during the first quarter of 2018 and $0.6 million during the first quarter of 2017. Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.24% in the first quarter of 2018, contracting by 9 basis-points from the first quarter of 2017 adjusted net interest margin of 3.33%. The decrease in the adjusted net interest margin was primarily attributable to the aforementioned long-term subordinated debt issuance, the change in the taxable equivalent adjustment due to the Tax Act, and increased deposit rates, partially offset by higher rates earned on loans.

Noninterest income totaled $1.4 million in the first quarter of 2018, $2.0 million in the fourth quarter of 2017 and $3.0 million in the first quarter of 2017. Included in the $3.0 million for the first quarter of 2017 were net gains on sale of investment securities of $1.6 million. There were no net gains on sale of investment securities during the first quarter of 2018 or the fourth quarter of 2017. The decrease from the prior sequential quarter was mainly attributable to a $0.5 million gain on sale of non-relationship multifamily loans that took place during the fourth quarter of 2017. The decrease from the prior year quarter was mainly attributable to the aforementioned net gains on sale of investment securities.

Noninterest expenses totaled $17.1 million for the first quarter of 2018, an increase of $0.5 million from $16.6 million for the fourth quarter of 2017 and a decrease of $1.2 million from $18.2 million for the first quarter of 2017. The increase from the prior sequential quarter was mainly attributable to increases in salaries and employee benefits ($0.3 million), occupancy and equipment expenses ($0.2 million) and other expenses ($0.3 million), offset by a valuation allowance adjustment on taxi medallion loans held-for-sale of $0.3 million that occurred during the prior sequential quarter. The decrease in noninterest expenses from the prior year first quarter was mainly attributable to increases in salaries and employee benefits ($1.5 million), offset by valuation allowance adjustment on taxi medallion loans held-for-sale of $2.6 million that occurred during the prior year quarter. The increases over the prior year fourth quarter were the result of increased levels of business and staff resulting from organic growth.

Income tax expense was $0.4 million for the first quarter of 2018, compared to $12.7 million for the fourth quarter of 2017 and $4.9 million for the first quarter of 2017. Included in income tax expenses for the first quarter of 2018 was an income tax benefit of $0.5 million resulting from the effect of ASU 2016-09, Improvements to Employee Share-Based Payment Accounting. Included in income tax expenses for the fourth quarter of 2017 was a $5.6 million DTA valuation estimated charge related to the Tax Act. At the present time, the Bank is projecting a 2018 effective tax rate of approximately 21%, exclusive of ASU 2016-09 benefits.

Asset Quality

The provision for loan losses was $17.8 million in the first quarter of 2018, $2.0 million in the fourth quarter of 2017 and $1.1 million in the first quarter of 2017. The increase from the prior sequential quarter was largely attributable to $17.0 million of provision related to the taxi medallion loan portfolio, offset by a decrease in loan growth. The increase from the prior year quarter was mainly attributable to the aforementioned taxi medallion loan provision. The provision related to taxi medallions primarily resulted from decreases in the transfer values as reported by the New York City Taxi and Limousine Commission and a reduction in the Bank’s cash flow valuation model.

As of March 31, 2018, loans secured by New York City taxi medallions had a carrying value of $29.4 million, down significantly from $46.8 million as of December 31, 2017, reflecting the aforementioned provision (and subsequent charge-off) and cash flow applied to principal. As of March 31, 2018, the medallion loans had a carrying value of approximately $216,000 per medallion, compared to $343,000 as of December 31, 2017.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $51.1 million at March 31, 2018, $66.2 million at December 31, 2017 and $72.4 million at March 31, 2017. Included in nonperforming assets were taxi medallion loans totaling $29.4 million at March 31, 2018, $46.8 million at December 31, 2017 and $59.1 million at March 31, 2017. Excluding the taxi medallion loans, nonaccrual loans were $20.6 million at March 31, 2018, $18.8 million at December 31, 2017 and $12.8 million at March 31, 2017, representing 0.49%, 0.46% and 0.36%, respectively, of nonaccrual loans (excluding taxis) as a percentage of loans receivable. Nonperforming assets as a percentage of total assets were 0.99% at March 31, 2018, 1.29% at December 31, 2017 and 1.62% at March 31, 2017.

The net loan charge-offs (recoveries) ratio was 1.63% for the first quarter of 2018, 0.01% for the fourth quarter of 2017 and (0.01%) for the first quarter of 2017. The increase in the net loan charge-off ratio for the first quarter of 2018 was attributable to a $17.0 million charge-off related to the taxi medallion portfolio. The allowance for loan losses represented 0.77%, 0.76%, and 0.75% of loans receivable as of March 31, 2018, December 31, 2017 and March 31, 2017, respectively. The allowance for loan losses as a percentage of nonaccrual loans was 65.0% as of March 31, 2018, 48.4% as of December 31, 2017 and 37.4% as of March 31, 2017. Excluding the taxi medallion loans, allowance for loan losses as a percentage of nonaccrual loans was 157.7% as of March 31, 2018, 168.4% as of December 31, 2017 and 210.3% as of March 31, 2017.

Selected Balance Sheet Items

At March 31, 2018, the Company’s total assets were $5.2 billion, an increase of $50 million from December 31, 2017, largely a result of net loan growth (loan originations less pay-downs and pay-offs) of $52 million. The Company’s stockholders’ equity was $564 million at March 31, 2018, a decrease of $1 million from December 31, 2017. The decrease in stockholders’ equity was primarily attributable to increases in other comprehensive losses of $3 million, offset by an increase of $2 million in retained earnings. As of March 31, 2018, the Company’s tangible common equity ratio and tangible book value per share were 8.31% and $12.93, respectively. As of December 31, 2017, the tangible common equity ratio and tangible book value per share were 8.41% and $13.01, respectively. Total goodwill and other intangible assets were approximately $148 million as of March 31, 2018 and December 31, 2017.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends. These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

First Quarter 2018 Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on April 26, 2018 to review the Company's financial performance and operating results. The conference call dial-in number is 334-323-0522, access code 4265482. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Shareholders" link on the Company's website https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, April 26, 2018 and ending on Thursday, May 3, 2018 by dialing 719-457-0820, access code 4265482. An online archive of the webcast will be available following the completion of the conference call at https://www.ConnectOneBank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 21 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	March 31,	December 31,	March 31,
	2018	2017	2017
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$36,396	$52,565	$35,867
Interest-bearing deposits with banks	106,391	97,017	126,002
Cash and cash equivalents	142,787	149,582	161,869

Securities available-for-sale	424,322	435,284	352,476
Equity securities	11,607	-	-

Loans held-for-sale	45,886	24,845	62,255

Loans receivable	4,202,679	4,171,456	3,571,663
Less: Allowance for loan losses	32,529	31,748	26,901
Net loans receivable	4,170,150	4,139,708	3,544,762

Investment in restricted stock, at cost	34,622	33,497	24,985
Bank premises and equipment, net	21,039	21,659	22,259
Accrued interest receivable	16,020	15,470	12,701
Bank owned life insurance	111,500	111,311	99,063
Other real estate owned	1,076	538	580
Goodwill	145,909	145,909	145,909
Core deposit intangibles	2,195	2,364	2,895
Other assets	31,255	28,275	31,062
Total assets	$5,158,368	$5,108,442	$4,460,816

LIABILITIES
Deposits:
Noninterest-bearing	$739,174	$776,843	$671,183
Interest-bearing	3,010,413	3,018,285	2,684,294
Total deposits	3,749,587	3,795,128	3,355,477
Borrowings	695,032	670,077	491,226
Subordinated debentures (net of $1,845, $456 and $580 in debt issuance costs)	128,310	54,699	54,575
Other liabilities	21,173	23,101	19,261
Total liabilities	4,594,102	4,543,005	3,920,539

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	413,958	412,546	412,546
Additional paid-in capital	12,022	13,602	11,796
Retained earnings	162,510	160,025	135,939
Treasury stock	(16,717)	(16,717)	(16,717)
Accumulated other comprehensive loss	(7,507)	(4,019)	(3,287)
Total stockholders' equity	564,266	565,437	540,277
Total liabilities and stockholders' equity	$5,158,368	$5,108,442	$4,460,816

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended
	03/31/18	12/31/17	03/31/17
Interest income
Interest and fees on loans	$47,025	$46,945	$38,006
Interest and dividends on investment securities:
Taxable	1,887	1,757	1,548
Tax-exempt	814	914	954
Dividends	485	439	330
Interest on federal funds sold and other short-term investments	264	156	246
Total interest income	50,475	50,211	41,084
Interest expense
Deposits	7,688	6,953	5,109
Borrowings	4,640	3,450	2,834
Total interest expense	12,328	10,403	7,943

Net interest income	38,147	39,808	33,141
Provision for loan losses	17,800	2,000	1,100
Net interest income after provision for loan losses	20,347	37,808	32,041

Noninterest income
Annuities and insurance commissions	-	-	39
Income on bank owned life insurance	774	779	703
Net gains on sale of loans held-for-sale	17	588	21
Deposit, loan and other income	616	657	643
Net gains on sale of investment securities	-	-	1,596
Total noninterest income	1,407	2,024	3,002

Noninterest expenses
Salaries and employee benefits	9,679	9,418	8,206
Occupancy and equipment	2,143	1,948	2,255
FDIC insurance	850	935	895
Professional and consulting	723	671	718
Marketing and advertising	207	226	256
Data processing	1,148	1,069	1,149
Amortization of core deposit intangible	169	169	193
Increase in valuation allowance, loans held-for-sale	-	267	2,600
Other expenses	2,140	1,863	1,977
Total noninterest expenses	17,059	16,566	18,249

Income before income tax expenses	4,695	23,266	16,794
Income tax expenses	444	12,686	4,914
Net income	$4,251	$10,580	$11,880

Earnings per common share:
Basic	$0.13	$0.33	$0.37
Diluted	0.13	0.33	0.37

Dividends per common share	$0.075	$0.075	$0.075

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2018	2017	2017	2017	2017
Selected Financial Data	(dollars in thousands)
Total assets	$5,158,368	$5,108,442	$4,844,755	$4,681,280	$4,460,816
Loans receivable:
Commercial	768,640	781,698	641,613	610,442	541,690
Commercial real estate	1,275,764	1,232,037	1,254,720	1,218,995	1,192,074
Multifamily	1,400,420	1,403,256	1,330,485	1,251,962	1,134,760
Commercial construction	479,190	483,216	399,453	431,049	460,611
Residential	278,985	271,795	264,244	251,108	242,883
Consumer	2,461	2,808	1,912	2,005	2,811
Gross loans	4,205,460	4,174,810	3,892,427	3,765,561	3,574,829
Unearned net origination fees	(2,781)	(3,354)	(3,138)	(3,989)	(3,166)
Loans receivable	4,202,679	4,171,456	3,889,289	3,761,572	3,571,663
Loans held-for-sale (net of valuation allowance)	45,886	24,845	89,386	51,124	62,255
Total loans	$4,248,565	$4,196,301	$3,978,675	$3,812,696	$3,633,918

Investment securities	$435,929	$435,284	$400,516	$402,130	$352,476
Goodwill and other intangible assets	148,104	148,273	148,442	148,611	148,804
Deposits:
Noninterest-bearing demand	739,174	776,843	719,582	695,522	671,183
Other interest-bearing deposits	1,754,759	1,838,316	1,825,828	1,752,523	1,714,081
Time deposits	1,255,654	1,179,969	1,078,359	982,328	970,213
Total deposits	$3,749,587	$3,795,128	$3,623,769	$3,430,373	$3,355,477

Borrowings	695,032	$670,077	585,124	626,173	491,226
Subordinated debentures (net of issuance costs)	128,310	54,699	54,657	54,616	54,575
Total stockholders' equity	564,266	565,437	557,691	546,173	540,277

Quarterly Average Balances
Total assets	$5,088,823	$4,916,549	$4,713,487	$4,494,978	$4,381,707
Loans receivable:
Commercial	820,562	761,147	671,525	603,733	557,347
Commercial real estate (including multifamily)	2,643,466	2,566,959	2,502,846	2,337,499	2,222,795
Commercial construction	482,391	439,629	418,439	451,038	466,455
Residential	275,263	268,047	255,755	246,864	237,418
Consumer	4,659	3,849	2,555	2,929	2,460
Gross loans	4,226,341	4,039,631	3,851,120	3,642,063	3,486,475
Unearned net origination fees	(3,110)	(3,485)	(3,724)	(3,967)	(3,304)
Loans receivable	4,223,231	4,036,146	3,847,396	3,638,096	3,483,171
Loans held-for-sale	24,766	57,812	51,008	61,259	65,860
Total loans	$4,247,997	$4,093,958	$3,898,404	$3,699,355	$3,549,031

Investment securities	437,141	417,560	398,635	391,965	367,940
Goodwill and other intangible assets	148,215	148,383	148,553	148,737	148,930
Deposits:
Noninterest-bearing demand	724,471	712,391	688,707	667,461	655,597
Other interest-bearing deposits	1,815,122	1,855,688	1,816,162	1,712,875	1,706,991
Time deposits	1,207,369	1,114,670	1,005,997	976,012	963,976
Total deposits	$3,746,962	$3,682,749	$3,510,866	$3,356,348	$3,326,564

Borrowings	630,117	$588,260	570,711	514,161	442,595
Subordinated debentures (net of issuance costs)	115,182	54,672	54,630	54,560	54,548
Total stockholders' equity	575,029	567,308	556,620	549,748	539,544

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2018	2017	2017	2017	2017
	(dollars in thousands, except for per share data)
Net interest income	$38,147	$39,808	$37,019	$35,101	$33,141
Provision for loan losses	17,800	2,000	1,450	1,450	1,100
Net interest income after provision for loan losses	20,347	37,808	35,569	33,651	32,041
Noninterest income
Annuity and insurance commissions	-	-	-	-	39
Income on bank owned life insurance	774	779	985	714	703
Net gains on sale of loans held-for-sale	17	588	50	49	21
Deposit, loan and other income	616	657	721	659	643
Net gains on sale of investment securities	-	-	-	-	1,596
Total noninterest income	1,407	2,024	1,756	1,422	3,002
Noninterest expenses
Salaries and employee benefits	9,679	9,418	8,872	8,632	8,206
Occupancy and equipment	2,143	1,948	1,969	1,991	2,255
FDIC insurance	850	935	840	815	895
Professional and consulting	723	671	740	734	718
Marketing and advertising	207	226	225	289	256
Data processing	1,148	1,069	1,176	1,149	1,149
Amortization of core deposit intangible	169	169	169	193	193
Increase in valuation allowance, loans held-for-sale	-	267	3,000	9,725	2,600
Other expenses	2,140	1,863	1,650	1,775	1,977
Total noninterest expenses	17,059	16,566	18,641	25,303	18,249

Income before income tax expense	4,695	23,266	18,684	9,770	16,794
Income tax expense	444	12,686	5,607	2,087	4,914
Net income	$4,251	$10,580	$13,077	$7,683	$11,880

Reconciliation of GAAP Earnings to Earnings Excluding the Following Items:
Net income	$4,251	$10,580	$13,077	$7,683	$11,880
Net gains on sales of securities (after taxes)	-	-	-	-	(1,093)
Deferred tax valuation charge	-	5,574	-	-	-
Tax benefit on employee share-based awards (ASU 2016-09)	(541)	-	-	(133)	(47)
Provision related to taxi medallion loans (after taxes)	13,430	-	-	-	-
Increase in valuation allowance, loans held-for-sale (after taxes)	-	182	1,776	5,719	1,538
Net income-adjusted	$17,140	$16,336	$14,853	$13,269	$12,278
Weighted average diluted shares outstanding	32,238,048	32,252,759	32,182,016	32,255,770	32,192,643
Diluted EPS (GAAP)	$0.13	$0.33	$0.41	$0.24	$0.37
Diluted EPS-adjusted (Non-GAAP) (1)	0.53	0.51	0.46	0.41	0.38

Return on Assets Measures
Net income-adjusted	$17,140	$16,336	$14,853	$13,269	$12,278

Average assets	$5,088,823	$4,916,549	$4,713,487	$4,494,978	$4,381,707
Less: average intangible assets	(148,215)	(148,383)	(148,553)	(148,737)	(148,930)
Average tangible assets	$4,940,608	$4,768,166	$4,564,934	$4,346,241	$4,232,777
Return on avg. assets (GAAP)	0.34%	0.85%	1.10%	0.69%	1.10%
Return on avg. assets-adjusted (non-GAAP) (2)	1.37	1.32	1.25	1.18	1.14

(1) Represents adjusted earnings available to common stockholders divided by weighted average diluted shares outstanding.
(2) Adjusted net income divided by average assets.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2018	2017	2017	2017	2017
Return on Equity Measures	(dollars in thousands)
Net income-adjusted	$17,140	$16,336	$14,853	$13,269	$12,278

Average common equity	$575,029	$567,308	$556,620	$549,748	$539,544
Less: average intangible assets	(148,215)	(148,383)	(148,553)	(148,737)	(148,930)
Average tangible common equity	$426,814	$418,925	$408,067	$401,011	$390,614

Return on avg. common equity (GAAP)	3.00%	7.40%	9.32%	5.61%	8.93%
Return on avg. common equity-adjusted (non-GAAP) (3)	12.09	11.42	10.59	9.68	9.23
Return on avg. tangible common equity (non-GAAP) (4)	4.15	10.11	12.81	7.80	12.45
Return on avg. tangible common equity-adjusted (non-GAAP) (5)	16.40	15.57	14.54	13.39	12.87

Efficiency Measures
Total noninterest expenses	$17,059	$16,566	$18,641	$25,303	$18,249
Increase in valuation allowance, loans held-for-sale	-	(267)	(3,000)	(9,725)	(2,600)
Foreclosed property expense	(51)	(32)	(46)	(71)	(100)
Operating noninterest expense	$17,008	$16,267	$15,595	$15,507	$15,549

Net interest income (tax equivalent basis)	$38,610	$40,744	$37,929	$35,839	$33,956
Noninterest income	1,407	2,024	1,756	1,422	3,002
Net gains on sales of investment securities	-	-	-	-	(1,596)
Operating revenue	$40,017	$42,768	$39,685	$37,261	$35,362

Operating efficiency ratio (non-GAAP) (6)	42.5%	38.0%	39.3%	41.6%	44.0%

Net Interest Margin
Average interest-earning assets	$4,799,453	$4,603,659	$4,378,537	$4,168,344	$4,053,324

Net interest income (tax equivalent basis)	$38,610	$40,744	$37,929	$35,839	$33,956
Impact of purchase accounting fair value marks	(240)	(1,026)	(317)	(316)	(649)
Adjusted net interest income (tax equivalent basis)	$38,370	$39,718	$37,612	$35,523	$33,307

Net interest margin (GAAP)	3.26%	3.51%	3.44%	3.45%	3.40%
Adjusted net interest margin (non-GAAP) (7)	3.24	3.42	3.41	3.42	3.33

(3) Adjusted earnings available to common stockholders divided by average common equity.
(4) Earnings available to common stockholders excluding amortization of intangibles assets divided by average tangible common equity.
(5) Adjusted earnings available to common stockholders divided by average tangible common equity.
(6) Operating noninterest expense divided by operating revenue.
(7) Adjusted net interest income excluding amortization of intangibles assets divided by average interest-earning assets.

	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2018	2017	2017	2017	2017
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$564,266	$565,437	$557,691	$546,173	$540,277
Less: intangible assets	(148,104)	(148,273)	(148,442)	(148,611)	(148,804)
Tangible common equity	$416,162	$417,164	$409,249	$397,562	$391,473

Total assets	$5,158,368	$5,108,442	$4,844,755	$4,681,280	$4,460,816
Less: intangible assets	(148,104)	(148,273)	(148,442)	(148,611)	(148,804)
Tangible assets	$5,010,264	$4,960,169	$4,696,313	$4,532,669	$4,312,012

Common shares outstanding	32,175,233	32,071,860	32,015,317	32,015,317	32,004,471

Common equity ratio (GAAP)	10.94%	11.07%	11.51%	11.67%	12.11%
Tangible common equity ratio (non-GAAP) (8)	8.31	8.41	8.71	8.77	9.08

Regulatory capital ratios (Bancorp):
Leverage ratio	8.65%	8.92%	9.13%	9.33%	9.44%
Common equity Tier 1 risk-based ratio	9.14	9.15	9.40	9.48	9.79
Risk-based Tier 1 capital ratio	9.25	9.26	9.52	9.60	9.92
Risk-based total capital ratio	12.66	11.04	11.34	11.46	11.83
Regulatory capital ratios (Bank):
Leverage ratio	10.20%	9.84%	10.11%	10.34%	10.50%
Common equity Tier 1 risk-based ratio	10.91	10.21	10.54	10.64	11.03
Risk-based Tier 1 capital ratio	10.91	10.21	10.54	10.64	11.03
Risk-based total capital ratio	12.31	10.90	11.22	11.32	11.70

Book value per share (GAAP)	$17.54	$17.63	$17.42	$17.06	$16.88
Tangible book value per share (non-GAAP) (9)	12.93	13.01	12.78	12.42	12.23

Net Charge-Off (Recoveries) Detail
Net loan charge-offs (recoveries) :
Charge-offs	$17,038	$156	$-	$10	$72
Recoveries	(19)	(34)	(20)	(60)	(129)
Net loan charge-offs (recoveries)	$17,019	$122	$(20)	$(50)	$(57)
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	1.63%	0.01%	(0.00)%	(0.01)%	(0.01)%

Asset Quality
Nonaccrual taxi medallion loans	$29,405	$46,765	$47,430	$48,884	$59,054
Nonaccrual loans (excluding taxi medallion loans)	20,631	18,848	13,755	14,055	12,790
Other real estate owned	1,076	538	-	580	580
Total nonperforming assets	$51,112	$66,151	$61,185	$63,519	$72,424

Performing troubled debt restructurings	$14,349	$14,920	$12,749	$10,221	$10,005

Allowance for loan losses ("ALLL")	$32,529	$31,748	$29,870	$28,401	$26,901

Loans receivable	$4,202,679	$4,171,456	$3,889,289	$3,761,572	$3,571,663
Less: taxi medallion loans	29,405	46,765	-	-	-
Loans receivable (excluding taxi medallion loans)	$4,173,274	$4,124,691	$3,889,289	$3,761,572	$3,571,663

Loans held-for-sale (taxi medallion loans)	$-	$-	$47,430	$50,891	$61,319

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.49%	0.46%	0.35%	0.37%	0.36%
Nonaccrual loans as a % of loans receivable	1.19	1.57	1.57	1.67	2.01
Nonperforming assets as a % of total assets	0.99	1.29	1.26	1.36	1.62
ALLL as a % of loans receivable	0.77	0.76	0.77	0.76	0.75
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	157.7	168.4	217.2	202.1	210.3
ALLL as a % of nonaccrual loans	65.0	48.4	48.8	45.1	37.4

(8) Tangible common equity divided by tangible assets.
(9) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$441,563	$2,917	2.68%	$417,954	$3,162	3.00%	$366,473	$3,015	3.34
Total loans (2) (3) (4)	4,247,997	47,272	4.51	4,093,958	47,389	4.59	3,549,031	38,308	4.38
Federal funds sold and interest-
bearing deposits with banks	78,194	264	1.37	61,933	156	1.00	115,025	246	0.87
Restricted investment in bank stock	31,699	485	6.21	29,814	440	5.86	22,795	330	5.87
Total interest-earning assets	4,799,453	50,938	4.30	4,603,659	51,147	4.41	4,053,324	41,899	4.19
Allowance for loan losses	(32,113)			(30,478)			(26,215)
Noninterest-earning assets	321,483			343,368			354,598
Total assets	$5,088,823			$4,916,549			$4,381,707

Interest-bearing liabilities:
Time deposits	1,207,369	4,789	1.61	1,114,670	4,172	1.48	963,976	3,091	1.30
Other interest-bearing deposits	1,815,122	2,900	0.65	1,855,688	2,780	0.59	1,706,991	2,018	0.48
Total interest-bearing deposits	3,022,491	7,689	1.03	2,970,358	6,952	0.93	2,670,967	5,109	0.78

Borrowings	630,117	2,926	1.88	588,260	2,597	1.75	442,595	1,985	1.82
Subordinated debentures (5)	115,182	1,674	5.89	54,672	814	5.91	54,548	808	6.01
Capital lease obligation	2,622	39	6.03	2,655	40	5.98	2,752	41	6.04
Total interest-bearing liabilities	3,770,412	12,328	1.33	3,615,945	10,403	1.14	3,170,862	7,943	1.02

Noninterest-bearing demand deposits	724,471			712,391			655,597
Other liabilities	18,912			20,905			15,705
Total noninterest-bearing liabilities	743,383			733,296			671,302
Stockholders' equity	575,029			567,308			539,543
Total liabilities and stockholders' equity	$5,088,823			$4,916,549			$4,381,707

Net interest income (tax equivalent basis)		38,610			40,744			33,956
Net interest spread (6)			2.98%			3.27%			3.17%

Net interest margin (7)			3.26%			3.51%			3.40%

Tax equivalent adjustment		(463)			(936)			(815)
Net interest income		$38,147			$39,808			$33,141

(1) Average balances are calculated on amortized cost and includes equity securities.
(2) Interest income is presented on a tax equivalent basis using 21% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Average balances are net of debt issuance costs of $1,639, $483, and $607 as of March 31, 2018, December 31, 2017 and March 31, 2017, respectively.
Amortization expense related to debt issuance costs included in interest expense was $86, $41 and $41 as of March 31, 2018, December 31, 2017 and
March 31, 2017, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Jake Ciorciari, MWWPR
646.376.7042; jciorciari@mww.com